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                                  EXHIBIT 10.15

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT, dated as of February 2, 2004 (this "Agreement"), by and between SOLA International, Inc., a Delaware corporation (the "Company"), and David Cross (the "Executive").

WHEREAS, the Executive possesses skills and experience that are of value to the Company; and

WHEREAS, the Company has determined that it is in its best interest to secure the continued services and employment of the Executive on behalf of the Company in accordance with the terms of this Agreement and the Executive is willing to render such services on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Duties. During the Employment Term, the Executive shall serve as General Manager, Asia Pacific of the Company, with the working title of Vice President and Managing Director, Asia Pacific and such other position(s) as the Chief Executive Officer of the Company (the "CEO") may reasonably designate.

      The Executive shall devote all of his business time and attention and ability to the performance of such duties, services and responsibilities, and will use his best efforts to promote the interests of the Company. The Executive will not, directly or indirectly, render services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior consent of the CEO.

2. Compensation. In full consideration of the performance by the Executive of the Executive's obligations during his employment (including any services by the Executive as an officer, director, employee or member of any committee of any subsidiary or affiliate of the Company, or otherwise on behalf of Company), the Executive shall be compensated as follows:

      Your remuneration package as an executive of the Company is based on a "total cost" concept and will be to the value of A$300,000 (excluding incentive payments), comprising the following three elements:

      (i) A base salary. The final figure will depend on your choice of vehicle and the cost to the company, as outlined below.

      (ii) A fully maintained company car. Motor vehicles are kept for a period of three years and are costed into your package on a "cost to company" basis, including the grossed up value of Fringe Benefits Tax.

      (iii) You will continue to be a member of the SOLA Superannuation Fund, and consistent with your employment conditions when you moved to the US, you will be reinstated in the Fund at a position no less favourable than had you continued your employment in Australia.
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      I have attached an outline of how I intend to structure your incentive plan in this role. I have set targets based on the specific financial goals I want to achieve in Asia Pacific. Subject to the approval or modification of this plan by the SOLA International Compensation Committee, this plan will apply from 1 April 2004.

      In addition, you will be granted options to purchase SOLA common stock under the SOLA International Inc. Stock Option Plan. Your grant will be determined by the SOLA International Compensation Committee at their next meeting.

3.    Benefits.

      (i) In addition to the payments and awards described in Section 3 of this agreement, during your employment, the Executive shall be entitled to participate in any and all employee benefit plans the Company regularly provides its other executives or employees including, but not limited to, health, dental, vision, pension or other retirement plans.

      (ii) The Company will pay your telephone rental and reimburse you for all business related calls.

4. Vacation. You will be entitled to 20 days Annual Leave with no annual leave loading. Long Service Leave will accrue from the date of your return according to the SA Long Service Leave Act. We will make arrangements with you regarding any portion of unused leave that has accrued during your time in the US.

5. Termination. Employment with the Company may be terminated by either party upon the occurrence of any of the following events:

            (a)   The death or disability of the Executive.

            (b) The termination of employment by the Company for Cause. As used herein, "Cause" shall mean Executive's: (i) willful misconduct, neglect of duties, or any act or omission any or all of which materially adversely affect the Company's business after receipt from the Company of a detailed statement of the cause for termination, or (ii) conviction of, or plea of guilty or nolo contendere to, a felony.

            (c) Termination of employment by the Executive or the Company other than cause. Notice of termination of employment by the Executive is 6 months and must be given in writing.

            (d) Resignation by the Executive for Good Reason. As used herein, "Good Reason" shall mean (i) regular assignment by the Company to the Executive of duties and responsibilities that materially diminish his position as General Manger, Asia Pacific; or (ii) reduction of the Executive's Base Salary or a material reduction in his employee benefits (other than incentive compensation) that is not part of, or is disproportionate to a general reduction by the Company of executive compensation.

6. Termination Payments. If the Executive's employment with the Company terminates the Company's, its subsidiaries' and its affiliates' sole obligation hereunder, except as otherwise provided in this Section 6, shall be to pay the Executive (a) any accrued and unpaid Base Salary as of the Termination Date and (b) an amount equal to such reasonable and necessary business expenses incurred by the Executive in connection with the Executive's employment on behalf of the Company on or prior to the Termination Date but not previously paid to the Executive (the "Accrued Compensation"). In addition, if the


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      Executive's employment with the Company terminates pursuant to either
      Section 5(c) or Section 5(d) hereof, the Company's, its subsidiaries' and its affiliates' sole obligation hereunder shall be to (a) pay the Accrued Compensation, (b) continue to pay the Executive the Base Salary (at the rate in effect at the time of termination of employment) for the greater of six months or the severance period that is customary and practice in SOLA Australia at the time of termination, commencing with the first of the month following the month in which termination takes place, (c) Pay the executive the average MIP payment over the past 3 years, proportionate to the severance payment period as determined in (b) above, (d) continue to provide the Executive with the benefits described in Section 4 of this Agreement for a period of six months after the date of such termination and (e) pay up to A$25,000 for outplacement assistance on behalf of the Executive in the form of professional consultation and administrative assistance during the twelve months after the date of such termination, in the latter case, subject to the Company's approval which may not be unreasonably withheld. All monies due under (b), (c) and (d) above will be reduced by an amount equivalent to any and all compensation that is paid to the Executive for services or advice of any kind provided to another organization or individual during the severance payment period, as determined in (b) above, following termination. The executive recognizes and agrees to promptly and accurately report all such compensation to the company.

      The Company shall have no obligation to the Executive for any payments or benefits other than the Accrued Compensation if the Executive terminates his employment with the Company other than for Good Reason.

7.    Executive Covenants.

            (a) Unauthorized Disclosure. The Executive recognizes that the services to be performed during the Employment Term by the Company are special, unique, and extraordinary and that by reason of the Executive's employment with the Company the Executive has acquired and will acquire confidential information and trade secrets concerning the Company's operations ("Company Confidential Information") and the operations of its affiliates ("Affiliate Confidential Information"). Accordingly, it is agreed that:

                  (i) The Executive shall not divulge to any entity or person, other than the Company or its affiliates, or, in the event of an assignment of this Agreement pursuant to
                        Section 14 hereof, the assignee and its affiliates, if any, whether during the Employment Term or after a severance Event, any Company Confidential Information concerning the Company's customer lists, research or development programs or plans, processes, methods or any other of its trade secrets, except information that is then available to the public in published literature and became publicly available through no fault of the Executive.

                  (ii) The Executive shall not divulge to any person or entity, including an assignee of this Agreement and its affiliates, but excepting the Company and its affiliates, whether during the Employment Term or after a Severance Event, any Affiliate Confidential Information acquired by the Executive concerning the customer lists, research or development programs or plans, processes, methods or any other trade secrets of the Company or any affiliate, except information which is then available to the public in published literature and became publicly available through no fault of the Executive.


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                  (iii) The Executive acknowledges that all information the
                        disclosure of which is prohibited hereby is of a confidential and proprietary character and of great value to the Company and its affiliates. Upon a Severance Event, the Executive shall forthwith deliver up to the Company all records, memoranda, data and documents of any description which refer or relate in any way to Company Confidential Information or Affiliate Confidential Information and return to the Company any of its equipment and property which may then be in the Executive's possession or under the Executive's personal control. Upon the assignment of this Agreement, pursuant to Section 14, the Executive shall forthwith deliver up to the Company all records, memoranda, data and documents of any description which refer or relate in any way to Affiliate Confidential Information and return to the Company any of its equipment and property which may then be in the Executive's possession or under the Executive's personal control.

            (b) Non-competition. By and in consideration of the Company's entering into this Agreement and the payments to be made and benefits to be provided by the Company hereunder, and in further consideration of the Executive's exposure to the Company Confidential Information and Affiliate Confidential Information, it is agreed that during his employment, and for the period for which compensating severance payments are made following a Severance Event or the termination of his employment by the Executive other than for Good Reason, the Executive will not, directly or indirectly, as an officer, director, stockholder, partner, associate, owner, employee, consultant or otherwise, become or be interested in or associated with any other corporation, firm or business engaged in the same or a similar or competitive business with the Company or any of its affiliates in any geographical area in which the Company or any of its affiliates are then engaged in business, provided that the Executive's ownership, directly or indirectly, of not more than one percent of the issued and outstanding stock of a corporation the shares of which are regularly traded on a national securities exchange or in the over-the-counter market shall not, in any event, be deemed to be a violation of this Subsection.

            (c) Non-solicitation. The Executive agrees not to solicit any person employed by the Company or its affiliates. As used herein, "solicit" or "soliciting" means any direct or indirect approach or appeals to such an employee to leave the Company. Indirect solicitation includes but is not limited to, acting through a third party or parties or characterizing job advertisements or opportunities in such a fashion so as to entice any employee. The Executive agrees that, if approached by a Company employee, the Executive will:

                  (i) Inform the employee of the Executive's obligations set forth in this subparagraph;

                  (ii) Refer the employee to the relevant Company Human Resources personnel; and

                  (iii) Request that the employee confirms in writing to the
                        Company that he has approached the Executive and confirms that request in a memorandum to such Human Resources organization.

            (d) Remedies. The Company shall be entitled, in addition to any other right or remedy that it may have at law or in equity with respect to a breach of this Agreement by the Executive (including the right to terminate payments pursuant


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                  to Section 6 hereof), to an injunction, without the posting of a bond or other security, enjoining or restraining the Executive from any violation or threatened violation of this
                  Section 7 and Sections 8 and 9 hereof and the Executive hereby consents to the issuance of such an injunction.

8. Proprietary Rights. The Executive agrees that any invention made by the Executive during his employment shall belong to the Company if (a) it was made in the normal course of the duties of the Executive or in the course of duties falling outside the Executive's normal duties but specifically assigned to the Executive, and the circumstances in either case were such that an invention might reasonably be expected to result from the carrying out of such duties, or (b) the invention was made in the course of the duties of the Executive and, at the time of making the invention, because of the nature of the Executive's duties and the particular responsibilities arising from the nature of the Executive's duties, the Executive had a special obligation to further the interests of the Company. In addition, if (a) the Executive during his employment shall make any improvement or develop any know-how, copyrightable work or design, (b) such improvement, know-how, copyrightable work or design is relevant to the business of the Company or any of its subsidiaries, and
      (c) such improvement, know-how, copyrightable work or design arose directly out of any work carried out during his employment, or out of Confidential Company Information or Confidential Affiliate Information to which the Executive had access while in the employ of the Company, then such improvement, know-how, copyrightable work or design shall belong to the Company, whether or not it was disclosed to the Company during the Employment Term by the Company.

      In the event that the Executive makes any invention or develops any improvement, know-how, copyrightable design or work which belongs to the Company, the Executive shall fully, freely and immediately communicate the same to the Company and the Executive shall, if and as desired by the Company execute all documents and do all acts and things at the Company's cost which may be necessary or desirable to obtain letters patent or other adequate protection in any part of the world for such invention, improvement, know-how, copyrightable work or design and to vest the same in the Company for the Company's benefit. The Executive hereby irrevocably appoints the Company as the Executive's attorney in the Executive's name and on the Executive's behalf to execute all such deeds and documents and to do all such acts and things as may be necessary to give effect to this Subsection in the event that the Executive fails to comply within seven days with the written directions given by the Company pursuant to this Subsection.

      The Executive has been notified and understands that the provisions of the two immediately preceding paragraphs of this Section 8 do not apply to any invention that qualifies fully under the provisions of Section 2870 of the California Labor Code, which states as follows:

            (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                        (i) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer, or

                        (ii) Result from any work performed by the employee for the employer.


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            (b)   To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision
                  (a), the provision is against the public policy of this state and is unenforceable.

9. Non-Disparagement. In the event of a Severance Event both the Executive and the Company agree that neither of them will disparage the other in any manner.

10. Moral Rights Waiver. As used herein, "Moral Rights" shall mean any right to claim authorship of a work, any right to object to any distortion, or other modification of a work, and any similar right, existing under the law of any country in the world, or under any treaty. Executive hereby irrevocably transfers and assigns to the Company any and all Moral Rights that Executive may have in any services or materials. Executive also hereby forever waives and agrees never to assert against the Company, its successors or assigns any and all Moral Rights Executive may have in any services or materials, even after termination of this Agreement.

11. Release. In consideration of the payments and covenants under this Agreement, the Executive hereby releases the Company, its employees, officers, directors, subsidiaries, affiliates, successors and assigns and the Company, its subsidiaries, affiliates, successors and assigns hereby release the Executive from any and all claims for relief or causes of action relating to any matters of any kind arising out of his employment (or its termination) with the Company arising prior to the date hereof.

      The Executive expressly waives all rights and remedies under Section 1542 of the Civil Code of the State of California, which provides as follows:

      A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

      The Executive understands that if the facts with respect to which this Agreement is executed are found hereafter to be different from the facts that he now believes to be true, the Executive expressly accepts and assumes the risk of such possible differences in facts and agrees that this Agreement shall be and remain effective notwithstanding such differences in facts.

12. Notices. All notices, consents, waivers or demands of any kind which either party to this Agreement may be required or may desire to serve on the other party in connection with this Agreement shall be in writing and may be delivered by personal service or sent by telegraph or cable or sent by registered or certified mail, return receipt requested with postage thereon fully prepaid. All such communications shall be addressed as follows:

                  The Company:               SOLA International, Inc.
                                             10590 West Ocean Air Drive
                                             Suite 300
                                             San Diego, California 92130
                                             Attn: Jeremy C Bishop

                  The Executive:             David Cross

                                             [                         ]

                                             [                         ]


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If sent by telegraph or cable, a confirmed copy of such telegraphic or cable notice shall be promptly sent by mail (in the manner provided above) to the addressees. Service of any such communication made only by mail shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt or at the expiration of the third (3rd) business day after the date of mailing whichever is later in time. Either party hereto may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered. Nothing contained in this Agreement shall excuse either party from giving oral notice to the other when prompt notification is appropriate, but any oral notice given shall not satisfy the requirement of written notice as provided in this paragraph.

13. Governing Law. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of California (regardless of that jurisdiction or any other jurisdictions' choice of law principles).

14. Assignment. The Company may assign this Agreement to any affiliate of the Company or to any non-affiliate of the Company that shall succeed to the business and assets of the Company. In the event of such assignment, the Company shall cause such affiliate or non-affiliate as the case may be, to assume the obligations of the Company hereunder by written agreement addressed to the Executive concurrently with any assignment with the same effect as if such assignee were the Company hereunder. This Agreement is personal to the Executive and the Executive may not assign any rights or delegate any responsibilities hereunder without the prior approval of the Company.

15. Entire Agreement. This Agreement is the entire Agreement between the Company and the Executive with respect to the subject matter hereof and cancels and supersedes any and all other agreements regarding the subject matter hereof between the parties. This Agreement may not be altered, modified, changed, or discharged except in writing signed by both of the parties.

16. Severability. If any one or more of the provisions (or any part thereof) of this Agreement, or any application thereof to the circumstances, shall be held to be invalid, illegal or unenforceable in any respect the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

17. Arbitration. Except as otherwise provided in Section 7(d) hereof, with respect to any controversy arising out of or relating to this Agreement, or the subject matter thereof, such controversy shall be settled by final and binding arbitration in San Diego, California or such other location as the company may determine, in accordance with the then existing rules ("the Rules") of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, however, that the law applicable to any controversy shall be the law of California, regardless of its or any jurisdiction's choice of law principle. Arbitration shall be the sole and exclusive remedy for the resolution of the disputes described above. In any such arbitration, the award or decision shall be rendered by a majority of the members of a board of arbitration consisting of three members, one of whom shall be appointed by each party and the third of whom shall be the chairman of the panel and be appointed by mutual agreement of said two party appointed arbitrators. In the event of the failure of said two arbitrators to agree, within five working days after the commencement of the arbitration, upon appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with the Rules. In the event that either party shall fail to appoint an arbitrator within five days after the commencement of the arbitration proceeding, such arbitrator and


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      the third arbitrator shall be appointed by the AAA in accordance with the
      Rules. The arbitrators are empowered but not limited in making an award in favor of the Executive to require any act or acts that they believe necessary to effectuate the intent of this Agreement. The Company agrees that any costs of any arbitration borne by the Executive, including the Executive's reasonable attorneys' fees and expenses and the costs, fees and expenses of the Executive's appointed arbitrator, shall be borne by the Company to the extent attributable to issues on which the Executive prevails on the merits.

18.   Excise Tax Limitation.

            (a) Notwithstanding anything contained in this Agreement to the contrary, to the extent that the payments and benefits provided under this Agreement and benefits provided to, or for the benefit of, the Executive under any other Company plan or agreement (such payments or benefits are collectively referred to as the "Payments") would be subject to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Payments shall be reduced (but not below zero) if and to the extent necessary so that no Payment to be made or benefit to be provided to the Executive shall be subject to the Excise Tax (such reduced amount is hereinafter referred to as the "Limited Payment Amount"). Unless the Executive shall have given prior written notice specifying a different order to the Company to effectuate the foregoing, the Company shall reduce or eliminate the Payments, by first reducing or eliminating the portion of the Payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

            (b) The determination of whether the Payments shall be reduced to the Limited Payment Amount pursuant to this Agreement and the amount of such Limited Payment Amount shall be made, at the Company's expense, by an accounting firm selected by the Executive which is one of the five largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Executive within ten (10) days of the date of termination, if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to the Payments, it shall furnish the Executive and the Company with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payments. The Determination shall be binding, final and conclusive upon the Company and the Executive.

19. Non-Waiver of Rights. The failure to enforce at any time the provisions of this Agreement or to require at any time performance by any other party of any provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of any party to enforce each and every provision in accordance with its terms. No waiver by any party hereto of any breach by any other party hereto of any provision of this Agreement to be performed by such other party shall


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      be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.

20. Headings. The headings contained herein are solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

22. THE EXECUTIVE ACKNOWLEDGES THAT HE HAS HAD THE OPPORTUNITY TO CONSULT WITH THE ADVISOR OF HIS CHOICE AND THAT HE HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT.


IN WITNESS WHEREOF, the Company has caused this Employment Agreement to be executed by authority of its Board of Directors, and the Executive has hereunto set the Executive's hand, on the day and year first above written.

                                     SOLA International, Inc.:


                                     By: /s/ Jeremy C. Bishop
                                         --------------------------------------
                                         Name: Jeremy C. Bishop
                                         Title: Chief Executive Officer

                                     Executive:


                                     /s/ David Cross
                                     ------------------------------------------
                                     David Cross


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